UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29889	94-3248524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Veterans Boulevard South San Francisco, CA (Address of principal executive offices)	94080 (Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02                                           Results of Operations and Financial Condition

On October 23, 2019, Rigel Pharmaceuticals, Inc. (“Rigel”) announced certain preliminary financial results for its third quarter ended September 30, 2019.  A copy of the press release titled “Rigel Pharmaceuticals Provides Business Update Prior to Investor & Analyst Call,” is furnished pursuant to Item 2.02 as Exhibit 99.1 hereto.

As previously disclosed on October 16, 2019, Rigel will host a conference call and webcast for investors and analysts on October 23, 2019 at 10:00 a.m. Eastern Time. As part of the call, Rigel intends to announce that, based upon its preliminary estimates, contract revenues from collaborations were $9.1 million for the three months ended September 30, 2019, and Rigel expects to end September 30, 2019 with approximately $107.5 million in cash, cash equivalents, and short-term investments.

The above estimates have been prepared by and is the responsibility of Rigel’s management. Rigel has not yet completed its closing process for the third quarter ended September 30, 2019. This information is preliminary, has not been audited and is subject to change upon completion of Rigel’s closing procedures. Additional information and disclosure would be required for a more complete understanding of Rigel’s financial position and results of operations as of and for the three and nine months ended September 30, 2019. Moreover, even if Rigel’s actual results are consistent with this preliminary estimate, this information may not be indicative of results or developments in subsequent periods.

The conference call and accompanying slides will be webcast live and can be accessed from Rigel’s website at www.rigel.com.  The webcast will be archived and available for replay for 90 days after the call via the Rigel website.

The information in Item 2.02 this report, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Rigel Pharmaceuticals, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01                                           Other Events

On October 18, 2019, Rigel issued a press release announcing that the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency has adopted a positive trend vote on the Marketing Authorization Application for fostamatinib disodium hexahydrate for the treatment of chronic immune thrombocytopenia in adult patients who are refractory to other treatments. A copy of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit	Description

99.1	Press Release, dated October 23, 2019, titled “Rigel Pharmaceuticals Provides Business Update Prior to Investor & Analyst Call.”
99.2

Press Release, dated October 18, 2019, titled “Rigel Receives Positive Trend Vote from CHMP for Fostamatinib Disodium Hexahydrate for Adult Patients with Chronic Immune Thrombocytopenia (ITP) in Europe.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2019		RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary